EXHIBIT 99.1

[ASI LOGO]	PRESS
RELEASE

Contacts:	Analytical Surveys, Inc. J. Norman Rokosh Chief Executive Officer nrokosh@anlt.com	Pfeiffer High Public Relations, Inc. Geoff High 303/393-7044 geoff@pfeifferhigh.com

ANALYTICAL SURVEYS REPORTS THIRD QUARTER RESULTS

SAN ANTONIO, Texas – August 14, 2003 – Analytical Surveys, Inc. (Nasdaq SmallCap Market-ANLT), a provider of customized data conversion and digital mapping services for the geographic information systems (GIS) and related spatial data markets, today announced financial results for its third fiscal quarter and nine months ended June 30, 2003.

Third quarter revenues totaled $3.8 million compared with $4.3 million for the third quarter of 2002. The Company reported a third quarter net loss available to common shareholders of $623,000, or $.76 per diluted share, versus net earnings of $1,447,000, or $.91 per diluted share, for the comparable three-month period in 2002. The results of the prior year’s quarter included a gain on extinguishment of debt totaling $2.1 million.

Revenue for the nine months ended June 30, 2003, totaled $11.7 million compared with $14.9 million for the comparable period in 2002. Net loss available to common shareholders totaled $2.3 million, or $2.78 per diluted share as compared with net earnings of $5.6 million, or $5.60 per diluted share, for the same period in 2002. The 2002 results included a gain from the extinguishment of debt totaling $11.7 million and a write-off of goodwill of $3.6 million, as well as a $1.2 million income tax benefit.

The results for the Company’s third quarter and nine-month period include non-cash charges of $174,000 and $568,000, respectively, for the accretion of discount and dividends on preferred stock, plus severance charges of $307,000 in the nine-month period. The results for the comparable periods in 2002 included non-cash charges of $220,000 and $340,000 for the accretion of discount and dividends on preferred stock.

The Company reported a third quarter loss from operations of $444,000 compared with a loss from operations of $537,000 for the same period last year. Loss from operations for the nine-month period totaled $1.7 million as compared with $3.3 million for the nine-month period in 2002.

Management attributed the decline in third quarter revenues to decreased demand in the GIS market and continued weakness in the overall technology sector. The Company ended the quarter with an order backlog of $10.9 million versus a backlog of $16.1 million at the end of the comparable period last year.

Norman Rokosh, president and CEO, said, “Our core customers in the utility industry – primarily electric, gas and telephone utilities – have generally been experiencing smaller budgets for technology spending, and our reduced revenue level is a direct reflection of this trend. We have been successful in controlling our costs with lower near-term revenue, and will continue to ensure that our cost base is in line with our anticipated company size.”

Rokosh added, “We continue to pursue opportunities in the data outsourcing services sector to diversify revenue while utilizing the core GIS skills and abilities of our work force. We believe that our value proposition for data outsourcing, highlighted by anticipated cost savings to the utility of 15% to 30% compared to in-house costs, will be an attractive option in this environment of smaller technology budgets.”

Analytical Surveys Inc. (ASI) provides technology-enabled solutions and expert services for geospatial data management, including data capture and conversion, planning, implementation, distribution strategies and maintenance services. Through its affiliates, ASI has played a leading role in the geospatial industry for more than 40 years. The Company is dedicated to providing utilities and governmental agencies with responsive, proactive solutions that maximize the value of information and technology assets. ASI is headquartered in San Antonio, Texas and maintains facilities in Indianapolis, Indiana and Waukesha, Wisconsin. For more information, visit www.anlt.com.

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company’s actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business—”risk factors” and elsewhere in the Company’s Annual Report on Form 10-K. All numbers quoted in this press release are approximate.

ANALYTICAL SURVEYS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2003	September 30, 2002
	(Unaudited)
ASSETS
Current assets:
Cash	$2,148	3,114
Accounts receivable, net of allowance for doubtful accounts of $100 and $479	2,741	2,444
Revenue in excess of billings	6,659	8,915
Prepaid expenses and other	71	184

Total current assets	11,619	14,657

Equipment and leasehold improvements, at cost	5,630	7,047
Less accumulated depreciation and amortization	(5,032)	(6,201)

Net equipment and leasehold improvements	598	846

Total assets	$12,217	15,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$73	270
Billings in excess of revenue	529	887
Accounts payable and other accrued liabilities	1,838	2,214
Accrued payroll and related benefits	1,017	1,576

Total current liabilities	3,457	4,947
Long-term debt, less current portion	1,955	1,960

Total liabilities	5,412	6,907

Redeemable preferred stock; no par value. Authorized 2,500 shares; 1,600 shares issued and outstanding at June 30 and September 30 (liquidation value $1,920 and $1,600 respectively)	1,300	800

Stockholders’ equity:
Common stock; no par value. Authorized 10,000 shares; 824 shares issued and outstanding at June 30 and September 30	33,039	33,039
Accumulated deficit	(27,534)	(25,243)

Total stockholders’ equity	5,505	7,796

Total liabilities and stockholders’ equity	$12,217	15,503

ANALYTICAL SURVEYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2003	2002	2003	2002
Revenues	$3,753	4,304	11,710	14,907

Costs and expenses
Salaries, wages and related benefits	2,112	2,795	7,110	10,427
Subcontractor costs	1,049	835	2,123	2,721
Other general and administrative	923	1,003	3,446	4,300
Depreciation and amortization	113	208	388	754
Severance and related costs	—	—	307	—

	4,197	4,841	13,374	18,202

Loss from operations	(444)	(537)	(1,664)	(3,295)

Other income (expense)
Interest expense, net	(45)	(38)	(138)	(264)
Other	26	117	79	139
Gain on extinguishment of debt	—	2,125	—	11,708

	(19)	2,204	(59)	11,583

Income (loss) before income taxes	(463)	1,667	(1,723)	8,288

Income tax expense (benefit)	(14)	—	—	1,240

Earnings (loss) before cumulative effect of a change in accounting principle	(449)	1,667	(1,723)	9,528
Cumulative effect of a change in accounting principle	—	—	—	(3,557)

Net earnings (loss)	(449)	1,667	(1,723)	5,971

Accretion of discount and dividends on preferred shares	(174)	(220)	(568)	(340)

Net earnings (loss) available to common shareholders	$(623)	1,447	(2,291)	5,631

Basic earnings (loss) per common share:
Income (loss) before cumulative effect of a change in accounting principle	$(0.76)	1.96	(2.78)	12.76
Cumulative effect of a change in accounting principle	$—	—	—	(4.94)

Net earnings (loss) available to common shareholder	$(0.76)	1.96	(2.78)	7.82

Diluted earnings (loss) per common share:
Income (loss) before cumulative effect of a change in accounting principle	$(0.76)	0.91	(2.78)	9.13
Cumulative effect of a change in accounting principle	$—	—	—	3.53

Net earnings (loss) available to common shareholder	$(0.76)	0.91	(2.78)	5.60

Weighted average common shares:
Basic	824	739	824	720
Diluted	824	1,594	824	1,005